Exhibit 8.1

1945 Old Gallows Road

Suite 260

Vienna, VA 22182

(301) 760-7393

October 23, 2024

ScanTech AI Systems Inc.

Americas Tower
1177 Avenue of the Americas, Suite 5100
New York, NY 10036

Ladies and Gentlemen:

We are United States tax counsel to Mars Acquisition Corp., a Cayman Islands exempted company (“Mars”), in connection with the Registration Statement on Form S-4 (File No. 333-280595) of ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), as amended and supplemented through the date hereof (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), including the proxy statement/prospectus forming a part thereof, relating to up to 29,549,769 shares of common stock of Pubco, par value $0.0001 per share (“Pubco Common Stock”).

The number of shares of Pubco Common Stock being registered consists of (i) assuming no redemptions of Ordinary Shares, 6,606,972 shares of Pubco Common Stock issuable to the Public Shareholders (as defined in the proxy statement/prospectus/consent solicitation) of Mars (which includes: (a) 2,081,432 Ordinary Shares; (b) 362,676 shares of Pubco Common Stock to be issued to Public Shareholders in connection with the Initial Extension Meeting (as defined in the proxy statement/prospectus/consent solicitation); and (c) 4,162,864 additional shares of Pubco Common Stock to be issued pursuant to Amendment No. 4 of the Business Combination Agreement); (ii) 6,472,200 shares of Pubco Common Stock issuable to the Insiders (as defined in the proxy statement/prospectus/consent solicitation) of Mars (which includes: (a) 2,116,000 Ordinary Shares; (b) 41,400 shares of Pubco Common Stock issued in connection with the two promissory notes entered into on March 31, 2024, and April 30, 2024, between Mars and affiliates of the Sponsor for loans for working capital purposes (the “Notes”); and (c) 4,314,800 additional shares of Pubco Common Stock, which includes two (2) shares of Pubco Common Stock to be issued for every (A) 2,116,000 ordinary shares of Mars (“Ordinary Shares”) and (B) 41,400 shares of Pubco Common Stock issued in connection with the Notes, pursuant to Amendment No. 4 of the Business Combination Agreement), (iii) 828,000 shares of Pubco Common Stock issuable to Maxim Group LLC (which includes: (a) 276,000 Ordinary Shares and (b) 552,000 Ordinary Shares to be issued pursuant to Amendment No. 4 of the Business Combination Agreement); (iv) the number of shares of Pubco Common Stock issuable, which consists of (i) 1,380,000 shares of Pubco Common Stock issuable upon automatic conversion of outstanding right to receive two-tenths (2/10) of one share of Pubco Common Stock (“Rights”) held by Public Shareholders and (ii) 78,200 shares of Pubco Common Stock issuable upon automatic conversion of outstanding Rights held by Insiders; and (v) 14,184,397 shares of Pubco Common Stock to be issued to Company Holder Participants (as defined in the proxy statement/prospectus/consent solicitation) of as merger consideration pursuant to Amendment No. 4 of the Business Combination Agreement.

The Pubco Common Stock will be issued pursuant to the business combination agreement (as amended on December 19, 2023, April 2, 2024, April 17, 2024, and September 30, 2024, as it may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and among (i) Mars, (ii) Pubco, (iii) Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Mars (“Purchaser Merger Sub”), (iv) Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), (v) ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech”), and (vi) Dolan Falconer in the capacity as the representative (the “Seller Representative”) from and after the consummation of the closing of the Business Combination (“Closing”) for the Company Holder Participants, the transactions contemplated thereunder including, (i) the merger of the Purchaser Merger Sub with and into Mars with Mars being the surviving entity and a wholly-owned subsidiary of Pubco (the “Purchaser Merger”) and (ii) Company Merger Sub will merge with and into ScanTech, with ScanTech continuing as the surviving entity (“Company Merger”, and together with the Purchaser Merger, the “Mergers”). The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination” pursuant to which Mars and ScanTech each will each become a wholly owned subsidiary of Pubco.

These opinions are based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. Statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinions, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinions, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Mergers in connection with the Business Combination and solely with respect to U.S. Holders of Ordinary Shares who receive Pubco Common Stock pursuant to the Business Combination Agreement, or any matter other than those specifically covered by these opinions. In particular, these opinions are limited to the matters discussed in the Tax Disclosure, and do not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, or (ii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291-1297 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinions are not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein, and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences—U.S. Holders,” insofar as they discuss the material U.S. federal income tax considerations to U.S. Holders of Ordinary Shares as a result of the Mergers, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

Furthermore, based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences—U.S. Holders,” insofar as they discuss the material U.S. federal income tax considerations of the Mergers for U.S. Holders of Ordinary Shares who receive Pubco Common Stock pursuant to the Business Combination Agreement, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

These opinions are furnished to you solely for use in connection with the Registration Statement. These opinions are based on facts and circumstances existing on the date hereof. We hereby consent to the filing of these opinions as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ VCL Law LLP
VCL LAW LLP